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                                 EX-99.B11(c)

                        Consent of KPMG Peat Marwick LLP
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                          INDEPENDENT AUDITOR'S CONSENT



The Trustees and Shareholder
The Victory Portfolios


     We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Advisory and Other Contracts - Auditors" in the Statement of Additional Information of the Ohio Municipal Money Market Fund, a series portfolio of The Victory Portfolios.



                                                KPMG PEAT MARWICK LLP


Boston, Massachusetts
December 27, 1995